SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 1, 2005

Inverness Medical Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01.    OTHER EVENTS

On August 1, 2005, Inverness Medical Innovations, Inc. (the “Company”) announced that it had entered into definitive agreements with funds affiliated with 3 accredited institutional investors to sell 4,000,000 shares of its common stock in a private placement at $23.76 per share (the “Private Placement”). The Company’s press release announcing the Private Placement is attached hereto and incorporated herein by reference.

 ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibit is filed with this document.

Exhibit Number	Description

99.1	Press Release dated January 22, 2004, entitled “Inverness Medical Innovations Agrees to Sell 4,000,000 Shares of Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Jay McNamara
Jay McNamara Associate General Counsel

Dated: August 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 22, 2004, entitled “Inverness Medical Innovations Agrees to Sell 4,000,000 Shares of Common Stock”